Page Reference

Report of Independent Certified Public Accountants                  18

Consolidated Balance Sheet at October 31, 1998                      19

Consolidated Statements of Operations for the Years Ended
   October 31, 1998 and 1997                                        20

Consolidated Statements of Cash Flows for the Years Ended
   October 31, 1998 and 1997                                        21

Notes to the Consolidated Financial Statements                      22-33



             Report of Independent Certified Public Accountants


To the Board of Directors and Shareholders of Wiltek, Inc.

We have audited the accompanying consolidated balance sheet of Wiltek, Inc. and Subsidiary (the "Company") as of October 31, 1998, and the related consolidated statements of operations and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Wiltek, Inc. and Subsidiary as of October 31, 1998, and the consolidated results of their operations and their consolidated cash flows for each of the two years then ended, in conformity with generally accepted accounting principles.



GRANT THORNTON LLP
NEW YORK, NEW YORK
DECEMBER 29, 1998